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                                                                     Exhibit 3.7

                          CERTIFICATE OF INCORPORATION
                                       OF
                          DANKA OFFICE IMAGING COMPANY

                                    * * * * *

     1.   The name of the corporation is Danka Office Imaging Company.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is Ten Thousand (10,000) and the par value of each of such shares is One Dollar and No Cents ($1.00) amounting in the aggregate to Ten Thousand Dollars and No Cents ($10,000.00).

     5. The board of directors is authorized to make, alter or repeal the bylaws of the corporation. Election of directors need not be by written ballot.

     6.   The name and mailing address of the sole incorporator is:

                    L. J. Vitalo
                    Corporation Trust Center
                    1209 Orange Street
                    Wilmington, Delaware 19801

     7. The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 4/th/ day of October , 1996.


                                        By:              L. J. Vitalo
                                           -------------------------------------
                                                    Sole Incorporator
                                                       L. J. Vitalo

                                     Page 1

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                              CERTIFICATE OF MERGER
                                       OF
                               DANKA CORPORATION,
                              OMNIDEX CORPORATION,
                     INTERNATIONAL DOCUMENT SOLUTIONS, INC.,
                                       AND
                              DANKA WHOLESALE, INC.
                                      INTO
                          DANKA OFFICE IMAGING COMPANY
                          ----------------------------

          Pursuant to Section 252 of the Delaware General Corporation Law (the "DGCL"), Danka Office Imaging Company, a Delaware corporation (the "Company"), as the surviving corporation in a merger, hereby submits the following Certificate of Merger.

          FIRST:   On March 13, 1998, the Company and Danka Corporation, a
Nevada corporation ("Danka"), Omnidex Corporation, a Nevada Corporation ("Omnidex"), International Document Solutions, Inc., a Florida corporation ("IDS"), and Danka Wholesale, Inc., a Florida corporation ("Wholesale") (Danka, Omnidex, IDS and Wholesale being referred to collectively as the "Merger Corporations") entered into an agreement and plan of merger (the "Merger Agreement") providing for the merger of the Merger Corporations with and into the Company pursuant to Section 252 of the DGCL.

          SECOND: The Merger Agreement has been approved, adopted, certified. executed and acknowledged by each of the constituent corporations in accordance with Section 252 of the DGCL.

          THIRD:   The name of the surviving corporation is Danka Office Imaging
Company, a corporation organized and existing under the laws of the State of Delaware.

          FOURTH: The Certificate of Incorporation of Danka Office Imaging Company, a Delaware corporation, which is the surviving corporation. shall be the Certificate of Incorporation of the surviving corporation following the merger.

          FIFTH:   An executed copy of the Merger Agreement in on file at the principal place of business of the Company; said principal place of business is located at 11201 Danka Circle North, St. Petersburg, Florida 33716.

          SIXTH:   Upon request and without cost, the Company will furnish a
copy of the Merger Agreement to any stockholder of the Company or the Merger Corporations; such requests should be directed to the Secretary of the Company at 11201 Danka Circle North, St. Petersburg, Florida 33716.

          SEVENTH: The authorized capital stock of the Merger Corporations is as follows:

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            COMPANY                        AUTHORIZED CAPITAL STOCK
Danka Corporation                        1000 Shares, par value $1.00
Omnidex Corporation                      1000 Shares, par value $1.00
International Document Solutions, Inc.    100 Shares, par value $1.00
Danka Wholesale, Inc.                    1000 Shares, par value $1.00


          EIGHTH: This Certificate of Merger shall be effective at 1:00 p.m. Eastern Standard Time on March 31, 1998.


                                        DANKA OFFICE IMAGING COMPANY


                                        By:         /s/  David C. Snell
                                           -------------------------------------
                                               David C. Snell, Vice President

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                              CERTIFICATE OF MERGER

                                       OF

                           KIS IMAGING SERVICES, INC.

                                      INTO

                          DANKA OFFICE IMAGING COMPANY

     The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of Delaware,

     DOES HEREBY CERTIFY:

     FIRST:   That the name and state of incorporation of each of the
constituent corporations of the merger is as follows:

NAME:                           STATE OF INCORPORATION:

KIS Imaging Services, Inc.      Delaware

Danka Office Imaging Company    Delaware

     SECOND: That an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of Delaware.

     THIRD:   That the name of the surviving corporation of the merger is Danka
Office Imaging Company.

     FOURTH: That the Certificate of Incorporation of Danka Office Imaging Company, a Delaware corporation, which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

     FIFTH:   That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is 11201 Danka Circle North, St Petersburg, Florida 33716.

     SIXTH:   That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

     SEVENTH: That this Certificate of Merger shall be effective on the date of filing.

Dated the 1st day of June, 1999.


                                        Danka Office Imaging Company


                                        By:        /s/  Keith J. Nelsen
                                           -------------------------------------
                                                     Keith J. Nelsen
                                                    Its Vice President